Pilgrim’s Pride Ends Fiscal Year 2018 with Net Sales of $10.94 Billion, Operating Income of $496 Million and GAAP EPS of $1.00

GREELEY, Colo., February 13, 2019 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports fourth quarter and year-end 2018 financial results.

2018 Highlights

•	Adjusted Operating Income margins of 4.2% in U.S., 8.8% in Mexico and 4.3% in Europe operations, respectively.

•	Adjusted EBITDA of $798 million, or a 7.3% margin.

•
Portfolio strategy and geographic diversification reducing the impact of challenging market conditions, specifically in U.S. commodity chicken. We remain motivated to pursue additional growth potential and product differentiation in 2019, aligning our strategic priorities to continue providing stronger platforms for the future.

•
Prepared Foods grew 15% in the U.S. and 33% in Mexico, and is increasing its momentum, realizing the results of investments made over the past few years to further widen our product and brand portfolio, strengthen key customer relationships, and improve margin consistency.

•	Moy Park integration is better than expected; operations and profitability improving with synergies captured despite headwinds from feed costs caused by regional drought.
Fourth Quarter Results

•	Net Sales of $2.66 billion, -3.1% versus same quarter last year.

•	Adjusted Net Income of $21 million and adjusted EPS of $0.09.

•
Adjusted Operating Income margins of 0.3% in U.S., 5.3% in Mexico and 3.8% in Europe operations, respectively, adjusted for non-recurring items related to weather events, Moy Park acquisition and Exchange Rate.

•	Adjusted EBITDA of $111 million, or a 4.2% margin.

Unaudited (2), In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended	Fourteen Weeks Ended		Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	Dec 30, 2018	Dec 31, 2017	Y/Y Change	Dec 30, 2018	Dec 31, 2017	Y/Y Change
Net Sales	$2,656.8	$2,742.4	-3.1%	$10,937.8	$10,767.9	+1.6%
GAAP EPS	$(0.03)	$0.54	-105.6%	$1.00	$2.79	-64.2%
Operating Income	$23.6	$155.0	-84.8%	$495.7	$1,072.3	-53.8%
Adjusted EBITDA (1)	$111.0	$241.0	-53.9%	$798.2	$1,388.0	-42.5%
Adjusted EBITDA Margin (1)	4.2%	8.8%	-4.6pts	7.3%	12.9%	-5.6pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

(2)	Figures have been adjusted to include full-quarter and year of Moy Park, in accordance to U.S. GAAP.

“In the U.S. we endured a very challenging environment in commodity chicken, slower than expected recovery from weather disruptions at some complexes, partially offset by an improvement in operating results from Prepared Foods. In Europe we improved the performance through expected synergies but were impacted by higher feed inputs as a result of a drought that will be passed to our prices in coming quarters. Our Mexican operations produced a very strong first half, a weaker than seasonal Q3, followed by a rebound in Q4. The diversity of our portfolio of bird sizes, geographical market exposure, our culture and our people, are what fundamentally differentiate us from the competition, giving us the potential to reduce volatility and generate higher margins over time, and the results for 2018 represented the power of that strategy. As we begin 2019, conditions in the U.S. commodity markets including exports are already recovering, supporting OECD-FAO data that over the longer term chicken as a protein will continue to outperform in terms of growth potential globally,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“Results from Prepared Foods are accelerating in momentum with a strong 15% increase in volume in the U.S. and 33% increase in Mexico, reflecting the investments we made over the past few years to grow capacities and capabilities to meet customer expectations. The build out for innovation and marketing to drive future strong growth continues. We believe the prospects for more growth remain and the improvement in performance is sustainable. To further support the growth initiatives, we are also transitioning to a more innovative package design.”

“We are continuing to improve the performance of our European (Moy Park) operations. Margins have increased since the acquisition just a year and a half ago, and are moving in a positive trajectory. The integration is better than expected and we have extracted both operating and product synergies with our other geographical facilities. The cost of feed inputs have increased due to the drought in Europe and some of this impact will only be mitigated in coming quarters. However, we have plans in place which, combined with the success in improving the profitability of our prior acquisitions, have reaffirmed our belief we have the methodology and the experienced personnel required to continue growing the operating and financial performance of the U.K. and continental Europe business.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 14, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc190214.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through May 14, 2019.

About Pilgrim’s Pride

Pilgrim’s employs approximately 52,100 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 30, 2018	December 31, 2017

	(In thousands, except share and par value data)
Cash and cash equivalents	$338,386	$581,510
Restricted cash and cash equivalents	23,192	8,021
Trade accounts and other receivables, less allowance for doubtful accounts	561,549	565,478
Accounts receivable from related parties	1,331	2,951
Inventories	1,159,519	1,255,070
Income taxes receivable	38,479	—
Prepaid expenses and other current assets	112,023	102,550
Assets held for sale	178	708
Total current assets	2,234,657	2,516,288
Noncurrent income taxes receivable	—	—
Deferred tax assets	4,248	—
Other long-lived assets	16,717	18,165
Identified intangible assets, net	564,128	617,163
Goodwill	949,750	1,001,889
Property, plant and equipment, net	2,161,702	2,095,147
Total assets	$5,931,202	$6,248,652

Accounts payable	$830,059	$733,027
Accounts payable to related parties	7,269	2,889
Revenue contract liability	33,328	36,607
Accrued expenses and other current liabilities	386,941	410,152
Income taxes payable	8,221	222,073
Current maturities of long-term debt	30,405	47,775
Total current liabilities	1,296,223	1,452,523
Long-term debt, less current maturities	2,295,190	2,635,617
Noncurrent income taxes payable	7,731	—
Deferred tax liabilities	237,422	208,492
Other long-term liabilities	75,051	96,359
Total liabilities	3,911,617	4,392,991
Commitments and contingencies
Preferred stock, $.01 par value, 50,000,000 shares authorized; no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized; 260,396,032 and 260,167,881 shares issued at year-end 2018 and year-end 2017, respectively; 248,965,081 and 248,752,508 shares outstanding at year-end 2018 and year-end 2017, respectively	2,604	2,602
Treasury stock, at cost, 11,430,951 shares and 11,415,373 shares at year-end 2018 and year-end 2017, respectively	(231,994)	(231,758)
Additional paid-in capital	1,945,136	1,932,509
Retained earnings	421,888	173,943
Accumulated other comprehensive loss	(127,834)	(31,140)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,009,800	1,846,156
Noncontrolling interest	9,785	9,505
Total stockholders’ equity	2,019,585	1,855,661
Total liabilities and stockholders' equity	$5,931,202	$6,248,652

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
	(In thousands, except per share data)
Net sales	$2,656,789	$2,742,352	$10,937,784	$10,767,863
Cost of sales	2,544,941	2,480,548	10,094,308	9,296,249
Gross profit	111,848	261,804	843,476	1,471,614
Selling, general and administrative expense	85,629	105,508	343,025	389,517
Administrative restructuring charges	2,584	1,279	4,765	9,775
Operating income	23,635	155,017	495,686	1,072,322
Interest expense, net of capitalized interest	36,911	40,868	162,812	107,183
Interest income	(3,146)	(4,130)	(13,811)	(7,730)
Foreign currency transaction losses (gains)	19,962	(159)	17,160	(2,659)
Miscellaneous, net	(921)	(1,340)	(2,702)	(6,538)
Income before income taxes	(29,171)	119,778	332,227	982,066
Income tax expense	(20,944)	(14,147)	85,423	263,899
Net income	(8,227)	133,925	246,804	718,167
Less: Net income from Granite Holdings Sarl prior to acquisition by Pilgrim's Pride Corporation	—	—	—	23,486
Less: Net income (loss) attributable to noncontrolling interests	(903)	(412)	(1,141)	102
Net income (loss) attributable to Pilgrim’s Pride Corporation	$(7,324)	$134,337	$247,945	$694,579

Weighted average shares of common stock outstanding:
Basic	248,980	248,753	248,945	248,738
Effect of dilutive common stock equivalents	386	241	204	233
Diluted	249,366	248,994	249,149	248,971

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$(0.03)	$0.54	$1.00	$2.79
Diluted	$(0.03)	$0.54	$1.00	$2.79

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 30, 2018	December 31, 2017
	(In thousands)
Cash flows from operating activities:
Net income	$246,804	$718,167
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	279,657	277,792
Asset impairment	3,504	5,156
Foreign currency transaction losses (gains) related to borrowing arrangements	5,267	(1,387)
Loss on early extinguishment of debt recognized as a component of interest expense	15,818	—
Amortization of bond premium	(668)	(180)
Accretion of bond discount	812	—
Gain on property disposals	(1,889)	(506)
Gain on equity method investments	(63)	(59)
Share-based compensation	13,153	3,020
Deferred income tax expense (benefit)	32,540	(49,963)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(10,918)	(82,169)
Inventories	83,174	(207,399)
Prepaid expenses and other current assets	(11,612)	(14,827)
Accounts payable and accrued expenses	86,834	(22,827)
Income taxes	(248,470)	188,120
Long-term pension and other postretirement obligations	(6,751)	(10,864)
Other	4,458	(753)
Cash provided by operating activities	491,650	801,321
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(348,666)	(339,872)
Purchase of acquired business, net of cash acquired	—	(658,520)
Proceeds from property disposals	9,775	4,475
Proceeds from settlement of life insurance contract	—	1,845
Cash used in investing activities	(338,891)	(992,072)
Cash flows from financing activities:
Payment of note payable to affiliate	—	(753,512)
Proceeds from revolving line of credit and long-term borrowings	748,382	1,871,818
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(1,117,009)	(628,677)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	5,558	5,038
Payment on early extinguishment of debt	(9,781)	—
Capital contributions to subsidiary by noncontrolling stockholders	1,421	—
Payment of capitalized loan costs	(12,581)	(13,631)
Purchase of common stock under share repurchase program	(236)	(14,641)
Cash provided by (used in) financing activities	(384,246)	466,395
Effect of exchange rate changes on cash and cash equivalents	3,534	16,364
Increase in cash and cash equivalents	(227,953)	292,008
Cash and cash equivalents, beginning of period	589,531	297,523
Cash and cash equivalents, end of period	$361,578	$589,531
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$154,627	$81,260
Income taxes paid	253,932	122,956

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
	(In thousands)
Net income	$(8,227)	$133,925	$246,804	$718,167
Add:
Interest expense, net	33,765	36,738	149,001	99,453
Income tax expense (benefit)	(20,944)	(14,147)	85,423	263,899
Depreciation and amortization	68,207	73,167	279,657	277,792
Minus:
Amortization of capitalized financing costs	1,232	2,839	5,569	5,968
EBITDA	71,569	226,844	755,316	1,353,343
Add:
Foreign currency transaction losses (gains)	19,962	(159)	17,160	(2,659)
Acquisition charges	—	4,567	320	19,606
Restructuring charges	2,584	1,279	4,765	9,775
Other non-recurring losses and expenses	16,023	8,066	19,485	8,066
Minus:
Net income (loss) attributable to noncontrolling interest	(903)	(412)	(1,141)	102
Adjusted EBITDA	$111,041	$241,009	$798,187	$1,388,029

The summary unaudited consolidated income statement data for the twelve months ended December 30, 2018 (the LTM Period) have been calculated by summing each of the unaudited thirteen week periods within the audited fifty-two week period ended December 30, 2018.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	April 1, 2018	July 1, 2018	September 30, 2018	December 30, 2018	December 30, 2018
	(In thousands)
Net income	$119,224	$106,344	$29,463	$(8,227)	$246,804
Add:
Interest expense, net	48,710	35,433	31,093	33,765	149,001
Income tax expense (benefit)	36,997	38,522	30,848	(20,944)	85,423
Depreciation and amortization	69,201	70,278	71,971	68,207	279,657
Minus:
Amortization of capitalized financing costs	940	2,453	944	1,232	5,569
EBITDA	273,192	248,124	162,431	71,569	755,316
Add:
Foreign currency transaction losses (gains)	(1,721)	5,630	(6,711)	19,962	17,160
Acquisition charges	179	125	16	—	320
Restructuring charges	789	1,135	257	2,584	4,765
Other non-recurring losses and expenses	—	3,298	164	16,023	19,485
Minus:
Net income (loss) attributable to noncontrolling interest	(194)	(197)	153	(903)	(1,141)
Adjusted EBITDA	$272,633	$258,509	$156,004	$111,041	$798,187

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
	(In thousands)
Net income	$(8,227)	$133,925	$246,804	$718,167	(0.31)%	4.88%	2.26%	6.67%
Add:
Interest expense, net	33,765	36,738	149,001	99,453	1.27%	1.34%	1.36%	0.92%
Income tax expense (benefit)	(20,944)	(14,147)	85,423	263,899	(0.79)%	(0.52)%	0.78%	2.45%
Depreciation and amortization	68,207	73,167	279,657	277,792	2.57%	2.67%	2.56%	2.58%
Minus:
Amortization of capitalized financing costs	1,232	2,839	5,569	5,968	0.05%	0.10%	0.05%	0.06%
EBITDA	71,569	226,844	755,316	1,353,343	2.69%	8.27%	6.91%	12.57%
Add:
Foreign currency transaction losses (gains)	19,962	(159)	17,160	(2,659)	0.75%	(0.01)%	0.16%	(0.02)%
Acquisition charges	—	4,567	320	19,606	—%	0.17%	—%	0.18%
Restructuring charges	2,584	1,279	4,765	9,775	0.10%	0.05%	0.04%	0.09%
Other non-recurring losses and expenses	16,023	8,066	19,485	8,066	0.60%	0.29%	0.18%	0.07%
Minus:
Net income (loss) attributable to noncontrolling interest	(903)	(412)	(1,141)	102	(0.03)%	(0.02)%	(0.01)%	—%
Adjusted EBITDA	$111,041	$241,009	$798,187	$1,388,029	4.18%	8.79%	7.30%	12.89%

Net Revenue:	$2,656,789	$2,742,352	$10,937,784	$10,767,863	$2,656,789	$2,742,352	$10,937,784	$10,767,863

A reconciliation of GAAP operating income to adjusted operating income is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
	(In thousands)
GAAP operating income (U.S. operations)	$(9,579)	$122,370	$291,381	$841,491
Administrative restructuring charges	(41)	529	2,140	9,025
Acquisition charges	—	4,567	320	19,606
Other non-recurring losses and expenses	14,867	8,066	14,867	8,066
Adjusted operating income (U.S. operations)	$5,247	$135,532	$308,708	$878,188

Adjusted operating income margin (U.S. operations)	0.29%	7.19%	4.16%	11.80%

GAAP operating income (Mexico operations)	$17,137	$7,390	$119,649	$153,631
Foreign exchange	—	6,100	—	(13,000)
Adjusted operating income (Mexico operations)	$17,137	$13,490	$119,649	$140,631

Adjusted operating income margin (Mexico operations)	5.33%	4.04%	8.78%	10.59%

GAAP operating income (Europe operations)	$15,979	$25,231	$84,524	$77,105
Administrative restructuring charges	2,625	750	2,625	750
Other non-recurring losses and expenses	1,156	—	4,618	—
Adjusted operating income (Europe operations)	$19,760	$25,981	$91,767	$77,855

Adjusted operating income margin (Europe operations)	3.84%	4.97%	4.27%	3.90%

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$(7,324)	$134,337	$247,945	$694,579
Adjustments, net of tax:
Loss on early extinguishment of debt	—	—	12,449	113
Acquisition and restructuring charges	1,919	—	3,778	14,282
Other non-recurring losses and expenses	11,903	—	14,475	—
Foreign currency transaction losses (gains)	14,829	(107)	12,748	(1,802)
	$21,327	$134,230	$291,395	$707,172
U.S. Tax Cuts & Jobs Act transition tax	—	—	26,400	—
Adjusted net income (loss)	$21,327	$134,230	$317,795	$707,172
Weighted average diluted shares of common stock outstanding	249,366	248,994	249,149	248,971
Adjusted net income (loss) per common diluted share	$0.09	$0.54	$1.28	$2.84

A reconciliation of GAAP to non-GAAP financial measures. Net income (loss) per share is calculated by dividing the net income (loss) attributable to Pilgrim's Pride Corporation stockholders by the weighted average number of diluted shares.

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
	(In thousands, except per share data)
GAAP EPS	$(0.03)	$0.54	$1.00	$2.79
Adjustments, net of tax:
Loss on early extinguishment of debt	—	—	0.05	—
Acquisition and restructuring charges	0.01	—	0.02	0.06
Other non-recurring losses and expenses	0.05	—	0.05	—
Foreign currency transaction losses (gains)	0.06	—	0.05	(0.01)
	$0.09	$0.54	$1.17	$2.84
U.S. Tax Cuts & Jobs Act transition tax	—	—	0.11	—
Adjusted EPS	$0.09	$0.54	$1.28	$2.84

Weighted average diluted shares of common stock outstanding	249,366	248,994	249,149	248,971

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
	(In thousands)
Sources of net sales by country of origin:
U.S.	$1,820,952	$1,886,133	$7,425,661	$7,443,222
Europe	514,541	522,465	2,148,666	1,996,319
Mexico	321,296	333,754	1,363,457	1,328,322
Total net sales	$2,656,789	$2,742,352	$10,937,784	$10,767,863

Sources of cost of sales by country of origin:
U.S.	$1,772,730	$1,691,586	$6,909,779	$6,348,411
Europe	476,844	472,016	1,977,838	1,808,139
Mexico	295,465	316,972	1,206,823	1,139,794
Elimination	(98)	(26)	(132)	(95)
Total cost of sales	$2,544,941	$2,480,548	$10,094,308	$9,296,249

Sources of gross profit by country of origin:
U.S.	$48,222	$194,549	$515,882	$1,094,811
Europe	37,697	50,446	170,828	188,180
Mexico	25,831	16,783	156,634	188,528
Elimination	98	26	132	95
Total gross profit	$111,848	$261,804	$843,476	$1,471,614

Sources of operating income by country of origin:
U.S.	$(9,579)	$122,370	$291,381	$841,491
Europe	15,979	25,231	84,524	77,105
Mexico	17,137	7,390	119,649	153,631
Elimination	98	26	132	95
Total operating income	$23,635	$155,017	$495,686	$1,072,322